PROSPECTUS SUPPLEMENT                                         File No. 333-83374
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated April 1, 2002)
Prospectus number: 2247

                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes

Principal Amount:                      $25,000,000

CUSIP Number:                          59018YNS6

Interest Rate:                         4.397% per annum

Original Issue Date:                   September 24, 2002

Stated Maturity Date:                  September 28, 2009

Interest Payment Dates:                Each March 28th and September 28th,
                                       commencing on March 28, 2003, until
                                       maturity, subject to following business
                                       day convention.

Repayment at the Option
of the Holder:                         The Notes cannot be repaid prior to the
                                       Stated Maturity Date.

Redemption at the Option
of the Company:                        The Notes cannot be redeemed prior to
                                       the Stated Maturity Date.

Form:                                  The Notes are being issued in fully
                                       registered book-entry form.

Trustee:                               JPMorgan Chase Bank

Dated:                                 September 19, 2002